UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2023 (March 20, 2023)

FEUTUNE LIGHT ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41424	87-4620515
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

48 Bridge Street, Building A Metuchen, New Jersey	08840
(Address of principal executive offices)	(Zip Code)

(909)-214-2482

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, one Warrant and one Right	FLFVU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	FLFV	The Nasdaq Stock Market LLC

Warrants, each warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	FLFVW	The Nasdaq Stock Market LLC

Rights, each right exchangeable for one-tenth (1/10) of one share of Class A Common Stock at the closing of a business combination	FLFVR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 21, 2023, an aggregate of $977,500 (the “Extension Payment”) was deposited into the trust account of Feutune Light Acquisition Corporation, a Delaware corporation (the “Company”) for the public shareholders, representing $0.10 per unit of the Company, which enables the Company to extend the period of time it has to consummate its initial business combination by three month from March 21, 2023 to June 21, 2023 (the “Extension”). The Extension is the first of the three three-month extensions permitted under the Company’s governing documents.

Extension Note

In connection with the Extension Payment, the Company issued an unsecured promissory note (the “Extension Note”) of $977,500 to the Feutune Light Sponsor LLC (the “Sponsor”).

The Note is non-interest bearing and payable (subject to the waiver against trust provisions) upon the date on which the Company consummates its initial business combination. The principal balance may be prepaid at any time, at the election of the Company. The holder of the Note has the right, but not the obligation, to convert the Note, in whole or in part, into private units (the “Units”) of the Company, as described in the prospectus of the Company (File Number 333-264221), by providing the Company with written notice of its intention to convert the Note at least two business days prior to the closing of the Company’s initial business combination. The number of Units to be received by the holder in connection with such conversion shall be an amount determined by dividing (x) the sum of the outstanding principal amount payable to the holder, by (y) $10.00.

The issuance of the Extension Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

A copy of the Note is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosures set forth in this Item 2.03 are intended to be summaries only and are qualified in their entirety by reference to the Note.

Short-Term Loan Note

Among $977,500 Extension Payment, (i) $600,000 were deposited by the Company’s sponsor, Feutune Light Sponsor LLC (the “Sponsor”), and (ii) $377,500 by the Company from the working capital account of the Company in lieu of the Sponsor, pursuant to a non-interest, short-term loan provided by the Company to the Sponsor (the “Short-Term Loan Note”) to the Company, which provides for repayment of the Short-Term Loan on or before March 31, 2023..

A copy of the Short-Term Loan Note is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosures set forth in this Item 2.03 are intended to be summaries only and are qualified in their entirety by reference to the Note.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 to the extent required herein. The Units, if any, (1) may not, subject to certain limited exceptions, be transferable or salable by the Sponsor until 30 days after the completion of the Company’s initial business combination and (2) are entitled to registration rights.

Item 7.01 Regulation FD Disclosure.

On March 20, 2023, the Company issued a press release announcing the intention for the Extension. On March 21, 2023, the Company issued a press release announcing that the Extension Payment had been made. A copy of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2 hereto. The information in this Item 7.01, Exhibit 99.1 and Exhibit 99.2 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Promissory Note, dated March 20, 2023, issued by Feutune Light Acquisition Corporation to Feutune Light Sponsor LLC
10.2	Short-Term Loan Note, dated March 20, 2023, issued by Feutune Light Sponsor LLC to Feutune Light Acquisition Corporation
99.1	Press Release, dated March 20, 2023
99.2	Press Release, dated March 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feutune Light Acquisition Corporation

	By:	/s/ Yuanmei Ma
	Name:	Yuanmei Ma
	Title:	Chief Financial Officer

Date: March 21, 2023

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